POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Gordon Huellmantel, Jennifer M. Matthews, James Hoffmayer, Paul T. Chryssikos, Esq., Christina Pron, Esq., and Christian A. Pfeiffer, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective September 24, 2026.

Signature	Title

/s/ John Morriss	Chairman of the Board & Trustee
John Morriss

/s/ James Hoffmayer	Chief Accounting Officer
James Hoffmayer

/s/ Steve A. Cobb	Trustee
Steve A. Cobb

/s/ Peter F. Finnerty	Trustee
Peter F. Finnerty

/s/ Ken C. Joseph	Trustee
Ken C. Joseph

/s/ Barbara L. Lamb	Trustee
Barbara L. Lamb

/s/ Pamela L. Salaway	Trustee
Pamela L. Salaway

/s/ Manisha Thakor	Trustee
Manisha Thakor

/s/ Brian W. Wixted	Trustee
Brian W. Wixted

/s/ Nancy B. Wolcott	Trustee
Nancy B. Wolcott

Exhibit A

Acquired Fund	Acquiring Fund
Lincoln Inflation Plus Fund	LVIP Schroders Inflation Plus Fund
Class I	Standard Class
Class A	Service Class
Lincoln U.S. Equity Income Maximizer Fund	LVIP Schroders U.S. Equity Income Maximizer Fund
Class I	Standard Class
Class A	Service Class

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